UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 13, 2011

3POWER ENERGY GROUP INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

011 44 203 318 2995
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

Special Meeting of Shareholders for Election of Director

On April 4, 2011, 3Power Energy Group Inc. (the “Company”) sent to its shareholders of record a Notice (the “Notice”) of a Special Meeting of Shareholders (the “Special Meeting”) and filed a Current Report on Form 8-K on April  4, 2011 regarding the Special Meeting and the Notice.  In response to inquiries from Company’s shareholders, the Company is providing the following additional information about the Special Meeting.  The Company has determined that it will not propose or conduct any business at the Special Meeting other than holding the election of Mr. Durrant to the Board of Directors.  The Company does not intend to make any announcements at the Special Meeting.

The Company’s majority shareholder holds sufficient votes to assure the election of Mr. Durrant at the Special Meeting and therefore proxies are not being solicited for the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3POWER ENERGY GROUP INC.

By:	/s/ Toby Durrant
	Name:	Toby Durrant
	Title:	Chief Investment Officer,
Acting President and
Acting Chief Financial Officer

Date:            April 13, 2011

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